Exhibit 99.1

Staples, Inc. Announces Third Quarter 2016 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--November 17, 2016--Staples, Inc. (Nasdaq: SPLS) announced today the results for its third quarter ended October 29, 2016. Total company sales for the third quarter of 2016 were $5.4 billion, a decrease of four percent compared to the third quarter of 2015. On a GAAP basis, the company reported net income of $179 million, or $0.27 per diluted share. Third quarter 2016 results on a GAAP basis include pre-tax charges of $57 million primarily related to impairment of intangible assets in International Operations.

Excluding the impact of the sale of the Staples Print Solutions business during the second quarter of 2016, store closures, and changes in foreign exchange rates, total company sales for the third quarter of 2016 decreased two percent compared to the third quarter of 2015. Excluding the impact of charges taken during the third quarter of 2016, the company reported non-GAAP net income of $220 million, or $0.34 per diluted share, versus third quarter 2015 non-GAAP net income of $226 million, or $0.35 per diluted share.

“During the third quarter we pivoted from planning to execution of the Staples 20/20 strategic plan while delivering results that were right in-line with our expectations,” said Shira Goodman, Staples’ Chief Executive Officer. “Staples 20/20 is a transformational change of our strategy, our mindset, and our operating model to reshape our company for sustainable long-term growth.”

Third Quarter 2016 Financial Summary
	Third Quarter
(dollar amounts in millions, except per share data)	2016	2015	Change
Total company sales	$5,355	$5,593	-4.3%
Total company sales growth excluding the impact of the sale of Staples Print Solutions, store closures, and changes in foreign exchange rates*			-2%

GAAP operating income	$298	$318	-$20
Non-GAAP operating income*	$355	$358	-$3

GAAP operating income rate	5.6%	5.7%	-13 basis points
Non-GAAP operating income rate*	6.6%	6.4%	22 basis points

GAAP net income	$179	$198	-$19
Non-GAAP net income*	$220	$226	-$6

GAAP earnings per diluted share	$0.27	$0.31	-13%
Non-GAAP earnings per diluted share*	$0.34	$0.35	-3%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Third Quarter 2016 Highlights

  Staples Business Advantage, the company’s North American contract business, experienced a sales decline of three percent compared to the third quarter of 2015 on a GAAP basis, and a sales increase of two percent after excluding a negative impact of approximately five percent due to the sale of the Staples Print Solutions business.
  Excluding pre-tax charges of $57 million during the third quarter of 2016 and $40 million during the third quarter of 2015, the company improved operating income rate by 22 basis points on a non-GAAP basis.
  Improved operating income rate in each of the company’s business units.
  Ended the third quarter of 2016 with $2.2 billion in liquidity, including $1.1 billion in cash and cash equivalents.
  Closed 16 stores during the third quarter of 2016 and 35 stores year to date in North America as part of a plan to close at least 50 stores in North America during 2016.
  Acquired Capital Office Products, an independent office products dealer that generates more than $100 million of annual revenue early in the fourth quarter of 2016.
  Divested the company’s retail business in the United Kingdom for nominal proceeds early in the fourth quarter of 2016.

North American Commercial
	Third Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$2,110	$2,173	-2.9%

Operating income	$171	$172	-$1
Operating income rate	8.1%	7.9%	18 basis points

North American Commercial sales for the third quarter of 2016 were $2.1 billion, a decline of three percent compared to the third quarter of 2015. Sales growth was negatively impacted by approximately four percent due to the second quarter 2016 sale of the Staples Print Solutions business and also reflects growth in facilities supplies, breakroom supplies, and technology products, partially offset by declines in ink and toner and office supplies.

Staples Business Advantage sales declined three percent on a GAAP basis and increased two percent on a non-GAAP basis after excluding a negative impact of approximately five percent due to the sale of the Staples Print Solutions business.

Operating income rate increased 18 basis points to 8.1 percent compared to the third quarter of 2015. This improvement primarily reflects lower compensation expense. This was partially offset by increased supply chain costs and lower product margin rate.

North American Stores and Online
	Third Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$2,496	$2,613	-4.5%
Comparable sales*			-3%
Comparable store sales			-4%
Staples.com local currency sales growth			-1%

Operating income	$193	$201	-$8
Operating income rate	7.8%	7.7%	7 basis points

*Comparable sales includes comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates.

North American Stores and Online sales for the third quarter of 2016 were $2.5 billion, a decrease of four percent compared to the third quarter of 2015. Store closures negatively impacted third quarter 2016 sales growth by approximately one percent. Comparable sales, which combines comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates, decreased three percent versus the prior year. Sales declines in ink and toner, business machines, technology accessories and mobility were partially offset by growth in computers and facilities supplies. Comparable store sales decreased four percent, primarily reflecting a decline in customer traffic versus the prior year. Staples.com sales declined one percent compared to the third quarter of 2015.

Operating income rate increased 7 basis points to 7.8 percent compared to the third quarter of 2015. This primarily reflects improved product margin rate in stores and online. This was partially offset by the negative impact of lower sales on fixed expenses in stores and online.

International Operations
	Third Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$749	$807	-7.2%

Operating income	$6	$0	$6
Operating income rate	0.7%	0.0%	76 basis points

International Operations sales for the third quarter of 2016 were $749 million, a decrease of seven percent in U.S. dollars or five percent on a local currency basis compared to the third quarter of 2015. This was primarily driven by sales declines in Europe, partially offset by double-digit growth in China.

Operating income rate for International Operations improved 76 basis points to an operating profit of 0.7 percent compared to the third quarter of 2015. This primarily reflects improved profitability in Europe.

Outlook
For the fourth quarter of 2016, the company expects sales to decrease versus the fourth quarter of 2015. The company expects to achieve fully diluted non-GAAP earnings per share in the range of $0.23 to $0.26 for the fourth quarter of 2016. The company’s earnings guidance excludes potential charges related to the company’s strategic plans, including restructuring and related initiatives as well as the ongoing exploration of strategic alternatives for the company’s European operations. For the full year 2016, the company has increased its free cash flow guidance from approximately $600 million to approximately $700 million excluding the after-tax impact to operating cash flow of approximately $340 million of charges associated with financing for the proposed acquisition of Office Depot and costs associated with the termination of the Office Depot merger agreement. The company plans to close at least 50 stores in North America in 2016.

Presentation of Non-GAAP Information
This press release presents certain results with and without the impairment of goodwill, restructuring and related charges, long-lived asset impairment, gains and losses related to the sale of businesses and assets, costs related to the proposed acquisition of Office Depot and costs related to litigation. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates, with and without the impact of store closures and with and without the impact of the sale of the Staples Print Solutions business. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure. With respect to earnings per share and free cash flow, financial guidance on a GAAP basis has not been provided given that potential charges to be incurred related to the company’s strategic plans, including restructuring and related initiatives as well as the ongoing exploration of strategic alternatives for the company’s European operations, and the potential related impact on cash flow cannot be reasonably estimated.

Today's Conference Call
The company will host a conference call today at 9:00 a.m. (ET) to review these results and its outlook. The webcast of the conference call and accompanying slides can be accessed on the company’s investor relations website at http://investor.staples.com. A replay will also be available on the company’s investor relations website after the call.

About Staples, Inc.
Staples helps small business customers make more happen by providing a broad assortment of products, expanded business services and easy ways to shop – in stores, online, via mobile or through social apps. Staples Business Advantage, the business-to-business division, caters to mid-market, commercial and enterprise-sized customers by offering a one-source solution for the products and services they need, combined with best-in-class customer service, competitive pricing and a state-of-the-art ecommerce site. Headquartered outside of Boston, Staples, Inc. operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

Safe Harbor for Forward-looking Statements
Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to our ability to meet the changing needs of our customers; our ability to successfully transform our business; industry, operating and competitive pressures and global economic conditions, including their impact on prices and demand for our products and services, our financial condition and our results of operations; risks related to international operations and fluctuations in foreign exchange rates, including as a result of the uncertainty related to Britain’s decision in 2016 to exit the European Union; compromises of our information security; changes in our effective tax rate; our ability to retain qualified employees; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; and factors discussed or referenced in our Annual Report on Form 10-K filed on March 4, 2016, as well as our quarterly reports on Form 10-Q filed with the SEC since the 10-K, under the heading “Risk Factors” and elsewhere. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Millions, Except Share Data)
(Unaudited)

	October 29, 2016	January 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,076	$825
Receivables, net	1,865	1,899
Merchandise inventories, net	2,019	2,078
Prepaid expenses and other current assets	374	310
Total current assets	5,334	5,112

Net property and equipment	1,412	1,586
Intangible assets, net of accumulated amortization	202	274
Goodwill	2,010	2,653
Other assets	429	547
Total assets	$9,387	$10,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,025	$1,894
Accrued expenses and other current liabilities	1,193	1,353
Debt maturing within one year	23	17
Total current liabilities	3,241	3,264

Long-term debt	1,024	1,018
Other long-term obligations	467	506

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 951,785,057 and 650,543,868 shares at October 29, 2016 and 946,964,792 and 645,723,603 shares at January 30, 2016	1	1
Additional paid-in capital	5,039	5,010
Accumulated other comprehensive loss	(1,096)	(1,116)
Retained earnings	6,122	6,900
Less: Treasury stock at cost, 301,241,189 shares at October 29, 2016 and January 30, 2016	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	4,647	5,376
Noncontrolling interests	8	8
Total stockholders’ equity	4,655	5,384
Total liabilities and stockholders’ equity	$9,387	$10,172

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
Sales	$5,355	$5,593	$15,208	$15,791
Cost of goods sold and occupancy costs	3,912	4,071	11,285	11,659
Gross profit	1,443	1,522	3,923	4,132
Operating expenses:
Selling, general and administrative	1,078	1,163	3,277	3,466
Merger termination fee	—	—	250	—
Impairment of goodwill and long-lived assets	44	2	704	25
Restructuring charges	7	22	17	85
Amortization of intangibles	14	17	44	51
Total operating expenses	1,143	1,204	4,292	3,627

(Loss) gain on sale of businesses and assets, net	(2)	—	(50)	3

Operating income (loss)	298	318	(419)	508

Other income (expense):
Interest income	1	1	5	2
Interest expense	(11)	(40)	(71)	(90)
Loss on early extinguishment of debt	—	—	(26)	—
Other (expense) income, net	(4)	(8)	3	(9)
Income (loss) before income taxes	284	271	(508)	411
Income tax expense	105	73	37	118
Net income (loss)	$179	$198	$(545)	$293

Earnings Per Common Share:
Basic Earnings Per Common Share	$0.28	$0.31	$(0.84)	$0.46
Diluted Earnings Per Common Share	$0.27	$0.31	$(0.84)	$0.45

Dividends declared per common share	$0.12	$0.12	$0.36	$0.36

Comprehensive income (loss)	$152	$188	$(525)	$221

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in Millions)
(Unaudited)
	39 Weeks Ended
	October 29, 2016	October 31, 2015
Operating Activities:
Net (loss) income	$(545)	$293
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	288	292
Amortization of intangibles	44	51
Loss (gain) on sale of businesses and assets, net	50	(3)
Interest and fees paid from restricted cash account, net	66	—
Impairment of goodwill and long-lived assets	704	25
Inventory write-downs related to restructuring activities	—	1
Stock-based compensation	47	49
Excess tax benefits from stock-based compensation arrangements	—	(5)
Deferred income tax expense	78	43
Other	4	9
Changes in assets and liabilities:
Increase in receivables	(12)	(66)
Decrease (increase) in merchandise inventories	7	(36)
Increase in prepaid expenses and other assets	(50)	(43)
Increase in accounts payable	141	175
Decrease in accrued expenses and other liabilities	(157)	(23)
Decrease in other long-term obligations	(35)	(59)
Net cash provided by operating activities	630	703

Investing Activities:
Acquisition of property and equipment	(158)	(215)
Proceeds from the sale of property and equipment	—	9
Sale of businesses, net	83	2
Increase in restricted cash	(66)	—
Acquisition of businesses, net of cash acquired	—	(23)
Net cash used in investing activities	(141)	(227)

Financing Activities:
Proceeds from the exercise of stock options and sale of stock under employee stock purchase plans	15	24
Proceeds from borrowings	187	4
Payments on borrowings, including payment of deferred financing fees and capital lease obligations	(200)	(89)
Cash dividends paid	(233)	(231)
Excess tax benefits from stock-based compensation arrangements	—	5
Repurchase of common stock	(13)	(23)
Net cash used in financing activities	(244)	(310)
Effect of exchange rate changes on cash and cash equivalents	6	(11)
Net increase in cash and cash equivalents	251	155
Cash and cash equivalents at beginning of period	825	627
Cash and cash equivalents at the end of the period	$1,076	$782

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended		39 Weeks Ended
	October 29, 2016	October 31, 2015	October 29, 2016	October 31, 2015
	Sales
North American Commercial	$2,110	$2,173	$6,270	$6,330
North American Stores & Online	2,496	2,613	6,730	7,092
International Operations	749	807	2,208	2,369
Total segment sales	$5,355	$5,593	$15,208	$15,791

	Business Unit Income (Loss)
North American Commercial	$171	$172	$465	$444
North American Stores & Online	193	201	267	304
International Operations	6	—	(26)	(42)
Business unit income	370	373	706	706
Merger termination fee	—	—	(250)	—
Stock-based compensation and retention	(15)	(15)	(48)	(49)
Impairment of goodwill and long-lived assets	(44)	(2)	(704)	(25)
Litigation costs	—	—	(17)	—
Restructuring charges and costs related to strategic plans	(11)	(23)	(32)	(91)
(Loss) gain related to sale of businesses and assets, net	(2)	—	(50)	3
Interest and other expense, net	(14)	(47)	(63)	(97)
Loss on early extinguishment of debt	—	—	(26)	—
Merger-related costs	—	(12)	(24)	(33)
PNI data security incident costs	—	(3)	—	(3)
Income (loss) before income taxes	$284	$271	$(508)	$411

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)
For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable GAAP measures are shown below:

	13 Weeks Ended
	October 29, 2016
	GAAP	Impairment of long-lived assets	Loss on sale of businesses and assets, net	Costs related to restructuring and strategic plans	Non-GAAP

Operating income	$298	$44	$2	$11	$355
Interest and other expense, net	14	—	—	—	14
Income before income taxes	284				341

Income tax expense	105				105
Adjustments	—				16
Adjusted income tax expense	105				121
Net income	$179				$220

Effective tax rate	36.9%				35.5%

Income per common share:
Diluted earnings per common share	$0.27				$0.34

	39 Weeks Ended
	October 29, 2016
	GAAP	Impairment of goodwill and long-lived assets	Merger-related costs	Loss on sale of businesses and assets, net	Litigation	Costs related to restructuring and strategic plans	Non-GAAP
Gross profit	$3,923	$—	$—	$—	$—	$4	$3,927

Operating (loss) income	(419)	704	274	50	17	32	658
Interest and other expense, net	63	—	(37)	—	—	—	26
Loss on early extinguishment of debt	26	—	(26)	—	—	—	—
(Loss) income before income taxes	(508)						632

Income tax expense	37						37
Adjustments	—						188
Adjusted income tax expense	37						225

Net (loss) income	$(545)						$407

Effective tax rate	(7.3)%						35.5%

(Loss) income per common share:
Basic earnings per common share	$(0.84)						$0.63
Diluted earnings per common share	$(0.84)						$0.63

Weighted average common shares outstanding	648						648
Effect of dilutive securities	—						4
Weighted average common shares outstanding assuming dilution.	648						652

	13 Weeks Ended
	October 31, 2015
	GAAP	Restructuring charges	Impairment of long lived assets	Merger- related costs	PNI data security incident costs	Non-GAAP
Operating income	$318	$23	$2	$12	$3	$358
Interest and other expense, net	47	—	—	28	—	19
Income before income taxes	271					339

Income tax expense	73					73
Adjustments	—					40
Adjusted income tax expense	73					113

Net income	$198					$226

Effective tax rate	27.0%					33.5%

Diluted earnings per common share	$0.31					$0.35

	39 Weeks Ended
	October 31, 2015
	GAAP	Restructuring charges	Impairment of long-lived assets & accelerated depreciation	Gain on sale of assets, net	Merger- related costs	PNI data security incident costs	Non-GAAP
Operating income	$508	$86	$30	$(3)	$33	$3	$657
Interest and other expense, net	97	—	—	—	56	—	41
Income before income taxes	411						616

Income tax expense	118						118
Adjustments	—						88
Adjusted income tax expense	118						206

Net income	$293						$410

Effective tax rate	28.8%						33.5%

Diluted earnings per common share	$0.45						$0.63

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar amounts in Millions)
(Unaudited)

Staples Business Advantage Sales Growth
Third quarter of fiscal 2016
GAAP sales growth	$(48)
GAAP sales growth	(2.6)%

Impact of divestiture of Staples Print Solutions	$86

Non-GAAP sales growth	$38
Non-GAAP sales growth	2.1%

	13 Weeks Ended October 29, 2016
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Commercial	(2.9)%	—%	(2.9)%
North American Stores & Online	(4.5)%	0.1%	(4.6)%
International Operations	(7.2)%	(2.4)%	(4.8)%
Total sales	(4.2)%	(0.3)%	(3.9)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

13 Weeks Ended October 29, 2016
GAAP sales growth	(4.2)%
Impact of change in exchange rates	(0.3)%
Impact of store closures	(0.6)%
Impact of divestitures	(1.5)%
Non-GAAP sales growth	(1.8)%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Amounts in Millions)
(Unaudited)

	39 Weeks Ended
	October 29, 2016	October 31, 2015
Net cash provided by operating activities	$630	$703
Acquisition of property and equipment	(158)	(215)
Free cash flow	$472	$488

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Bill Durling, 508-253-2882
Investor Contact:
Chris Powers/Scott Tilghman, 508-253-4632/1487